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                                                                   EXHIBIT 10.18

                          AMENDMENT TO RIGHTS AGREEMENT

         AMENDMENT, dated as of June 17, 1996, to the Rights Agreement, dated as of September 5, 1995 (the "Agreement"), between Transcisco Industries, Inc., a Delaware corporation (the "Company"), and First Interstate Bank of California, a California banking corporation (now known as Wells Fargo Bank National Association) (the "Rights Agent").

         WHEREAS, the Company and the Rights Agent entered into the Rights Agreement specifying the terms of the Rights (as defined therein); and

         WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement in accordance with Section 26 of the Rights Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

         1. Section 1(a) is amended by adding the following at the end of said Section:

         ; provided, however, that none of Trinity Industries, Inc., a Delaware corporation ("Trinity"), Trinity Y, Inc., a Delaware corporation and a wholly-owned subsidiary of Trinity (the "Subsidiary"), and their Affiliates shall be deemed to be an Acquiring Person solely by virtue of (x) the execution of the Agreement and Plan of Merger, dated as of June 13, 1996 (the "Merger Agreement," which term shall include any amendments thereto) by and among the Company, Trinity and Subsidiary, or (y) the consummation of any of the transactions contemplated thereby, including, without limitation, the public or other announcement of the merger provided for by the Merger Agreement (the "Merger") or the consummation of the Merger.

         2. Section 1(m) is amended by adding the following at the end of said Section:
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         ; provided, however, that the public announcement of (x) the Merger or
         (y) that Trinity, Subsidiary or any of their Affiliates has become the beneficial owner of 5% or more of the shares of Common Stock as a result of the consummation of the Merger, shall not constitute a Stock Acquisition Date.

         3. Section 1(o) is amended by adding the following at the end of said Section:

         Notwithstanding anything to the contrary contained in this Agreement, the Merger shall not constitute a Triggering Event or an event described in 11(a)(ii) or Section 13.

         4. The phrase in Section 11(a)(ii) that presently reads,

         "unless the event causing the 5% threshold to be crossed is a transaction set forth in Section 13(a) hereof or is an acquisition of shares of Common Stock pursuant to a tender offer or an exchange offer for all outstanding shares of Common Stock"

is amended in its entirety to read as follows:

         "unless the event causing the 5% threshold to be crossed is the Merger, a transaction set forth in Section 13(a) hereof or is an acquisition of shares of Common Stock pursuant to a tender offer or an exchange offer for all outstanding shares of Common Stock"

         5. The last sentence of Section 13(d) is amended in its entirety to read as follows::

         Upon consummation of any such transaction contemplated by this Section 13(d) or the Merger, all Rights hereunder shall expire.

         6. The term "Agreement" as used in the Rights Agreement shall be used to refer to the Rights Agreement as amended hereby.


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         7. The foregoing amendment shall be effective as of June 17, 1996, and except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

         8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed this 17th day of June 1996.

                                          TRANSISCO INDUSTRIES, INC.

                                          By:  /s/ Steven L. Pease
                                             ----------------------
                                          Name: Steven L. Pease
                                          Title:   President and Chief
                                                   Executive Officer

                                          WELLS FARGO BANK NATIONAL
                                          ASSOCIATION (FORMERLY FIRST
                                          INTERSTATE BANK OF CALIFORNIA)

                                          By:  /s/ Patricia Dedrick
                                             -----------------------
                                          Name: Patricia Dedrick
                                          Title:   Assistant Vice President


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